Exhibit 10.45

POP FACILITY	EXECUTION

AMENDMENT NO. 1 TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 1 to Amended and Restated Master Repurchase Agreement, dated as of December 22, 2016 (this “Amendment”), among Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”), Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch and Alpine Securitization LTD (collectively, the “Buyers”), PennyMac Operating Partnership, L.P. (the “Seller”) and PennyMac Mortgage Investment Trust (the “Guarantor”).

RECITALS

The Administrative Agent, the Seller and the Guarantor are parties to that certain (i) Amended and Restated Master Repurchase Agreement, dated as of March 31, 2016 (the “Existing Repurchase Agreement”; as further amended by this Amendment, the “Repurchase Agreement”) and (ii) the related Consolidated, Amended and Restated Pricing Side Letter, dated as of March 31, 2016 together with PennyMac Holdings, LLC (“PennyMac Holdings”), PennyMac Corp. (“PMC”) and PMC REO Financing Trust (“REO Subsidiary”) (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”), as each is assigned to Buyers.  The Guarantor is party to that certain Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of September 28, 2012, by the Guarantor in favor of the Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement and Guaranty, as applicable.

The Administrative Agent, the Buyers, the Seller and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, the Administrative Agent and Buyers have required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Administrative Agent, the Buyers, the Seller and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.Definitions.  Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1deleting the definitions of “Aged Non-Agency QM Mortgage Loan”, “Aged 60 Day Loan”, “Aged 75 Day Loan”, “Aged 90 Day Loan” and all references thereto in their entirety.

1.2adding the following definitions in the proper alphabetical order:

“Aged 180 Day Non-Agency QM Mortgage Loan” means a Non-Agency QM Mortgage Loan which has been subject to a Transaction hereunder for a period of greater than one hundred eighty (180) days but not greater than three hundred sixty four (364) days.

“Aged 364 Day Non-Agency QM Mortgage Loan” means a Non-Agency QM Mortgage Loan which has been subject to a Transaction hereunder for a period of greater than three hundred sixty four (364) days.

1.3deleting the definition of “Aged Loan” in its entirety and replacing it with the following:

“Aged Loan” means an Aged 180 Day Non-Agency QM Mortgage Loan or an Aged 364 Day Non-Agency QM Mortgage Loan.

SECTION 2.Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

2.1Delivered Documents.  On the Amendment Effective Date, the Administrative Agent on behalf of the Buyers shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a)this Amendment, executed and delivered by duly authorized officers of the Administrative Agent, the Buyers, the Seller and the Guarantor;

(b)Amendment No. 4 to the Pricing Side Letter, dated as of the date hereof, executed and delivered by duly authorized officers of the Administrative Agent, Buyers, Seller, Guarantor, PennyMac Holdings, PMC and the REO Subsidiary;

(c)Amendment No. 3 to Amended and Restated Master Repurchase Agreement, dated as of the date hereof, executed and delivered by duly authorized officers of the Administrative Agent, Buyers, Seller, Guarantor, PennyMac Holdings, PMC and the REO Subsidiary; and

(d)such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

SECTION 3.Representations and Warranties.  Seller hereby represents and warrants to the Administrative Agent and the Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 4.Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 5.Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 6.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 7.GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 8.Reaffirmation of Guaranty.  The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Administrative Agent and Buyers under the Repurchase Agreement and related Program Agreements, as amended hereby.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:	/s/ Elie Chau
Name:	Elie Chau
Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Buyer

By:	/s/ Oliver Nisenson
Name:	Oliver Nisenson
Title:	Authorized Signatory

By:	/s/ Patrick J. Hart
Name:	Patrick J. Hart
Title:	Authorized Signatory

ALPINE SECURITIZATION LTD, as a Buyer, by Credit Suisse AG, New York Branch as Attorney-in-fact

By:	/s/ Oliver Nisenson
Name:	Oliver Nisenson
Title:	Authorized Signatory

By:	/s/ Patrick J. Hart
Name:	Patrick J. Hart
Title:	Authorized Signatory

PENNYMAC OPERATING PARTNERSHIP, L.P., as Seller

By:	PennyMac GP OP, Inc., its General Partner

By:	/s/ Anne D. McCallion
Name:	Anne D. McCallion
Title:	Senior Managing Director and Chief Financial Officer

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By:	/s/ Anne D. McCallion
Name:	Anne D. McCallion
Title:	Senior Managing Director and Chief Financial Officer